UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 19, 2016

Six Flags Entertainment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 19, 2016, Leonard A. Russ, Vice President and Chief Accounting Officer of Six Flags Entertainment Corporation (the "Company") was promoted to the role of Senior Vice President, Strategic Planning and Analysis.
Mario Centola, 45, was promoted to Vice President and Chief Accounting Officer of the Company effective February 19, 2016. Mr. Centola is responsible for overseeing the Company's accounting function. Mr. Centola has held a number of financial management positions within the Company beginning in 2001 before being named Director of Planning and Analysis in December 2008. Mr. Centola has also worked for SeaWorld and Herschend Family Entertainment. Mr. Centola holds a B.S. degree in Finance from Miami University and a Masters degree in both Business Administration and Information Systems from The University of Akron.
In connection with Mr. Centola's promotion, his base salary will be at least $220,000 per year and he will be eligible for an annual bonus with a target of $100,000. In addition, Mr. Centola received an additional award under the Company’s Project 600 Program with a target award of 6,500 shares for a total target award (including his existing award) under the Company’s Project 600 Program of 14,000 shares. Mr. Centola is also entitled to participate in or receive benefits under the employee benefit programs of the Company, including the Company’s life, health and disability programs, as well as to receive reimbursement of certain expenses incurred during his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General Counsel

Date: February 23, 2016